Exhibit 6(b)

                           Securities Pricing Service
                       717 Seventeenth Street, Suite 2500
                             Denver, Colorado 80202

Attn:  Bill Carlstrom
Voyageur Fund Managers, Inc.,
90 S. Seventh Street, Suite 4400
Minneapolis, MN  55402-4115

October 17, 1996

Re: Voyageur Tax-Exempt Trust, Series 8 (A Unit Investment Trust) REGISTERED UNDER THE SECURITIES ACT OF 1933, FILE NO. 333-10705

Dear Sir/Madam:

     We have examined the Registration Statement for the above captioned fund, copy of which is attached hereto.

     We, the Securities Pricing Service, a division of George K. Baum & Company, hereby consent to the reference in the Prospectus and Registration Statement as the Evaluator for the above captioned fund.

     You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                        Sincerely,

                                        /s/T.J. Shah
                                        ----------------------
                                           Vice President, SPS